Exhibit 99.1

Following is the text of a press release disseminated by the registrant on July 24, 2003

NEWS

Ball Corporation  10 Longs Peak Drive, Broomfield, Colorado 80021-2510

For Immediate Release		http://www.ball.com
Media Contact:	Scott McCarty	303.460.2103, smccarty@ball.com
Investor Contact:	Ann Scott	303.460.3537, ascott@ball.com

Ball Corporation Announces Debt Offering

        BROOMFIELD, Colo., July 24, 2003—Ball Corporation [NYSE:BLL] announced today that it is proposing to offer $200 million of senior notes due 2012.

        Ball proposes to use the net proceeds of the offering, together with other available funds, to redeem its currently outstanding 8¼% Senior Subordinated Notes, due in 2008. This press release does not constitute a notice of redemption of Ball’s 8¼% Senior Subordinated Notes due in 2008.

        The offering would be made solely by means of a private placement either to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and potentially to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. The senior notes being offered would not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exception from registration requirements under the Securities Act.

        Ball Corporation is one of the world’s leading suppliers of metal and plastic packaging to the beverage and food industries. The company also owns Ball Aerospace & Technologies Corp.

Forward-Looking Statements

The information in this news release contains “forward-looking” statements. Actual results or outcomes may differ materially from those expressed or implied. As time passes, the relevance and accuracy of forward-looking statements contained in this release may change. The company currently does not intend to update any particular forward-looking statement except as it deems necessary at quarterly or annual release of earnings. Please refer to the Form 10-Q filed by Ball Corporation on May 13, 2003, for a summary of key risk factors that could affect actual results or outcomes. Factors that might affect the packaging segments of the company are: fluctuation in consumer and customer demand; competitive packaging material availability, pricing and substitution; the weather; fruit, vegetable and fishing yields; company and industry productive capacity and competitive activity; lack of productivity improvement or production cost reductions; regulatory action or laws, including the German mandatory deposit or other restrictive packaging laws and environmental and workplace safety regulations; availability and cost of raw materials, energy and transportation; the ability or inability to pass on to customers changes in these costs, particularly resin, steel and aluminum; pricing and ability or inability to sell scrap; international business risks (including foreign exchange rates and tax rates) particularly in the United States, Europe and in developing countries such as China and Brazil; and the effect of LIFO accounting on earnings. Factors that may affect the aerospace segment are: funding, authorization and availability of government contracts and the nature and continuation of those contracts; and technical uncertainty associated with aerospace segment contracts. Factors that could affect the company as a whole include those listed plus: successful and unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith including the integration and operation of the business of Schmalbach-Lubeca AG, now known as Ball Packaging Europe; the inability to purchase the company’s common stock; insufficient or reduced cash flow; regulatory action or laws including those related to corporate governance and financial reporting, regulations and standards; actual and estimated business consolidation and investment costs and the net realizable value of assets associated with these activities; goodwill impairment; changes in generally accepted accounting principles or their interpretation; litigation; antitrust, intellectual property, consumer and other issues; strikes; boycotts; increases in various employee benefits and labor costs, specifically pension, medical and health care costs incurred in the countries in which Ball has operations; rates of return projected and earned on assets of the company’s defined benefit retirement plans; interest rates and level of company debt, including floating rate debt; terrorist activities, war or catastrophic events that disrupt or impact production, supply or pricing of the company’s goods and services, including raw materials and energy costs, or disrupt or impact the credit and financing of the company’s businesses; and U.S. and foreign economic conditions.